Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412    2,009,989,906
BANK OF AMERICA SECURITIES LLC              56-2058405    1,478,261,385
DEUTSCHE BANK SECURITIES, INC.              13-2730328    1,466,613,721
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485    1,088,327,751
BNP PARIBAS SECURITIES CORP.                13-3235334      969,067,314
MORGAN STANLEY CO INCORPORATED              13-2665598      967,616,228
JPMORGAN CHASE & CO.                        13-3224016      924,110,035
PREBON SECURITIES (USA) INC.                13-3431785      879,276,200
WELLS FARGO BANK                            41-0449260      728,840,148
RBS SECURITIES, INC.                        13-3272275      714,638,824






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BARCLAYS CAPITAL INC.                       05-0346412       98,272,295
BANK OF AMERICA SECURITIES LLC              56-2058405       42,659,127
DEUTSCHE BANK SECURITIES, INC.              13-2730328       39,090,072
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       10,658,057
BNP PARIBAS SECURITIES CORP.                13-3235334        2,445,021
MORGAN STANLEY CO INCORPORATED              13-2665598       26,255,972
JPMORGAN CHASE & CO.                        13-3224016       83,236,403
PREBON SECURITIES (USA) INC.                13-3431785                0
WELLS FARGO BANK                            41-0449260        3,452,420
RBS SECURITIES, INC.                        13-3272275          192,336




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    13,515,650,154 D. Total Sales: 423,158,152

                               SCREEN NUMBER : 12